UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2016

NOTIS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Securities Purchase Agreement

On June 30, 2016, the Notis Global, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an accredited investor (the “Investor”) pursuant to which two wholly-owned subsidiaries of the Company, EWSD I, LLC (“EWSD I”) and Pueblo Agriculture Supply and Equipment, LLC (“Pueblo”, and together with EWSD I, the ‘Subsidiaries”) agreed to jointly sell, and the Investors agreed to purchase, convertible debentures (the “Convertible Debentures”) in the aggregate principal amount of $1,500,000, in six tranches over the following 90-day period. The Company guaranteed the issuance of the Convertible Debentures and, upon notice from the Investor, the Convertible Debentures are convertible in to the Common Stock of the Company. The initial closing in the aggregate principal amount of $125,000 occurred on June 30, 2016, with additional closings scheduled to occur as follows: $125,000 closed on July 1, 2016, $125,000 scheduled to be closed on July 6, 2016 (though only $110,000 has been funded for such tranche, to date), $125,000 scheduled to be closed on July 8, 2016 (though only $50,000 of such amount has been funded to date), $500,000 scheduled to be closed on July 29, 2016 and $500,000 scheduled to be closed on August 31, 2016. The Company agreed to pay an aggregate of the Investor’s $40,000 ($10,000 per tranche) in connection with the closing of each of tranches three through six.

The Company and the Subsidiaries also entered into a Security Agreement (the “Security Agreement”) and Parent Guarantee (the “Guarantee”), securing a lien for the Investor on EWSD I’s assets on a secondary basis to the primary lien holder and securing a lien for the Investor on Pueblo’s assets on a primary basis and with the Company guaranteeing all obligations of EWSD I and Pueblo to the Investor. Pursuant to the Security Agreement, the Company agreed to, within 14 calendar days, negotiate and enter into an Intercreditor Agreement among the other secured creditors of the Company and EWSD I. The Company is presently negotiating the Intercreditor Agreement and related waivers with such creditors.

The Convertible Debentures accrue interest at a rate of 10% per annum. Each of the debentures are convertible at any time into shares of common stock of the Company, in whole or in part, at the option of the holders into shares of the Company’s common stock at a conversion price that is the lower of (a) $0.75, or (b) a 40% discount to the lowest traded price of the Company’s common stock during the 30 trading days prior to the conversion date.

The Investor shall have a right of first refusal to participate in future equity financings of the Company on the same terms as any new investors for a period of twelve months from the closing of the last Convertible Debenture. The Company and the Subsidiaries also shall not enter into other variable rate transactions other than with pre-existing investors, so long as the Investors hold more than $2,000,000 in debentures of the Company, including pre-existing debentures.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing descriptions of the Securities Purchase Agreement, the Convertible Debentures, the Security Agreement, and the Guarantee do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which shall be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the second quarter of 2016.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under in Item 1.01 of this report is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIS GLOBAL, INC.

Dated: July 14, 2016	By:	/s/ Jeffrey Goh
	Name:	Jeffrey Goh
	Title:	President and Chief Executive Officer